UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
     On April 19, 2010, Quiksilver, Inc. (the “Company”) commenced a tender offer for employees and consultants of the Company, other than the Company’s executive officers and members of its board of directors, to exchange some or all of their outstanding eligible stock options to purchase shares of the Company’s common stock for new stock options with a lower exercise price. Eligible stock options were those with an exercise price greater than $7.71 per share and granted prior to October 19, 2008. Stock options to purchase a total of 4,105,852 shares of Company common stock were eligible to be surrendered in the tender offer.
     The Company’s Offer to Exchange Certain Stock Options for New Stock Options (the “Offer to Exchange Options”), dated April 19, 2010 and included as an exhibit to the Schedule TO filed with the SEC on April 19, 2010, expired at 5:00 P.M. Pacific Time on May 17, 2010. The terms and conditions of the offer as set forth in the Offer to Exchange Options allowed an eligible optionee to receive one new stock option for every one and one-half surrendered stock options with an exercise price of $7.72 to $10.64 per share and one new stock option for every two surrendered stock options with an exercise price of $10.65 per share and above. Pursuant to the Offer to Exchange Options, 3,754,352 eligible stock options were tendered. On May 18, 2010, the Company granted an aggregate of 2,058,007 new stock options in exchange for the eligible stock options surrendered in the Offer to Exchange Options. The exercise price of the new stock options is $5.08 per share, which was the closing price of the Company’s common stock on May 18, 2010 as reported by the New York Stock Exchange.
     Except for new stock options granted to eligible optionees residing in Europe, the new stock options vest (i) in a single installment twelve months after the grant of the new stock option if it was granted in exchange for a vested stock option and (ii) in two equal annual installments beginning twelve months after the grant of the new stock option if it was granted in exchange for an unvested stock option. For eligible optionees residing in Europe, all new stock options are subject to cliff vesting on the four-year anniversary of the grant date. The new stock options have a term of five years from the new stock option grant date, except for those granted to eligible optionees residing in Europe, which have a term of seven years.
     The exchange of the stock options was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the private offering exemption from registration provided by Section 3(a)(9) of the Act because (i) the Company is the issuer of both the securities surrendered by eligible optionees and the securities offered to eligible optionees; (ii) no part of the offer was made to persons other than existing security holders, and no part was made to existing security holders otherwise than by way of exchange; (iii) the Company did not pay any commission or remuneration for the solicitation of the exchange; and (iv) the eligible optionees were not required to contribute cash or any other property, other than the old stock options, in the exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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